As filed with the Securities and Exchange Commission on January 31, 2012

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____

Delaware	Constellation Brands, Inc. and its subsidiary guarantors:	16-0716709
New York	ALCOFI INC.	13-4103237
California	Allberry, Inc.	68-0324763
California	Cloud Peak Corporation	68-0324762
Maryland	Constellation Beers Ltd.	36-2855879
New York	Constellation Leasing, LLC	56-2596168
Delaware	Constellation Services LLC	26-4390211
New York	Constellation Trading Company, Inc.	77-0644374
New York	Constellation Wines U.S., Inc.	16-1462887
Delaware	Franciscan Vineyards, Inc.	94-2602962
California	Robert Mondavi Investments	68-0248575
Delaware	Spirits Marque One LLC	13-4033806
Washington	The Hogue Cellars, Ltd.	91-1204814
Delaware	Vincor Finance, LLC	20-0900018

(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

207 High Point Drive
Building 100
Victor, New York 14564
(585) 678-7100
 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas J. Mullin, Esq.
Executive Vice President and General Counsel
Constellation Brands, Inc.
207 High Point Drive
Building 100
Victor, New York 14564
585-678-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Bernard S. Kramer, Esq.
David A. Cifrino, Esq.
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606-5096

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Debt Securities; Guarantees of Debt Securities (1); Preferred Stock, par value $.01 per share; Depositary Shares representing Preferred Stock; Class A Common Stock, par value $.01 per share; Warrants (2); Stock Purchase Contracts; and Stock Purchase Units	(3)
(1) No separate consideration will be received for the guarantees of the debt securities.
(2) Includes warrants to purchase debt securities, preferred stock, depositary shares and Class A common stock.
(3) An indeterminate aggregate initial offering price and amount or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.  In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of registration fees.

PROSPECTUS

Constellation Brands, Inc.

Debt Securities, Preferred Stock, Depositary Shares Representing Preferred Stock, Class A Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units
__________________________

We may sell from time to time:

•	our debt securities;

•	shares of our preferred stock, which may be represented by depositary shares;

•	shares of our Class A common stock;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; or

•	any combination of the foregoing.

The debt securities may be guaranteed by our subsidiaries identified in this prospectus.

We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet. You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “STZ”.

Investing in our securities involves certain risks. See “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

__________________________

The date of this prospectus is January 31, 2012.

Table of Contents

Page

ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS	4
CONSTELLATION BRANDS, INC.	5
THE GUARANTORS	5
RISK FACTORS	5
USE OF PROCEEDS	5
DIVIDEND POLICY	5
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	6
DESCRIPTION OF DEBT SECURITIES	6
DESCRIPTION OF PREFERRED STOCK	12
DESCRIPTION OF DEPOSITARY SHARES	13
DESCRIPTION OF COMMON STOCK	16
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	19
PLAN OF DISTRIBUTION	20
LEGAL OPINIONS	20
EXPERTS	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information,” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to certain of those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended February 28, 2011 filed on April 29, 2011;

•
Quarterly Reports on Form 10-Q for the fiscal quarter ended May 31, 2011 filed on July 11, 2011; for the fiscal quarter ended August 31, 2011 filed on October 11, 2011; and for the fiscal quarter ended November 30, 2011 filed on January 9, 2012;

•	An Amendment to our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2010 filed on August 10, 2011;

•	Current Reports on Form 8-K filed on April 8, 2011; April 29, 2011; June 1, 2011 (Item 5.02 only); and July 25, 2011 (Items 5.02 and 5.07 only); and

•
The description of our Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share, contained in Item 1 of our registration statement on Form 8-A filed on October 4, 1999.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention: David S. Sorce, Secretary, 207 High Point Drive, Building 100, Victor, New York 14564; telephone number 585-678-7100.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or term sheet. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement or term sheet is accurate as of any date other than the date on the front of those documents.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus and elsewhere regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. These forward-looking statements are identifiable by our use of such words as “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date on which we make them. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations, or “cautionary statements,” are disclosed in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the “Risk Factors” section included in our filings with the SEC. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

CONSTELLATION BRANDS, INC.

We are the world’s leading premium wine company with a leading market position in each of our core markets, which include the United States (U.S.), Canada and New Zealand.  Our wine portfolio is complemented by select premium spirits brands and other select beverage alcohol products.  We are also the leading marketer of imported beer in the U.S. through our investment in Crown Imports LLC, a joint venture with Grupo Modelo, S.A.B. de C.V., pursuant to which Grupo Modelo’s Mexican beer portfolio is imported, marketed and sold by the joint venture in the U.S., along with certain other imported brands.

Since our founding in 1945 as a producer and marketer of wine products, we have grown through a combination of internal growth and acquisitions. Our internal growth has been driven by leveraging our existing portfolio of leading brands, developing new products, new packaging and line extensions, and focusing on the faster growing sectors of the beverage alcohol industry. We conduct our business through entities we wholly own as well as a variety of joint ventures with various other entities, both within and outside the U.S.

THE GUARANTORS

The guarantors of the debt securities may include the following companies, each of which is a direct or indirect subsidiary of Constellation Brands, Inc.: ALCOFI INC.; Allberry, Inc.; Cloud Peak Corporation; Constellation Beers Ltd.; Constellation Leasing, LLC; Constellation Services LLC; Constellation Trading Company, Inc.; Constellation Wines U.S., Inc.; Franciscan Vineyards, Inc.; Robert Mondavi Investments; Spirits Marque One LLC; The Hogue Cellars, Ltd.; and Vincor Finance, LLC. If so provided in a prospectus supplement or term sheet, each of the guarantors will guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q filed with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures and acquisitions. Pending the application of the proceeds, we will invest the proceeds in certificates of deposit, U.S. government securities or other interest bearing securities.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock since our initial public offering in 1973.  We currently intend to retain all of our earnings to finance the development and expansion of our business, but may in the future consider paying cash dividends on our common stock.  In addition, the terms of our senior credit facility may restrict the payment of cash dividends on our common stock under certain circumstances. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and our historical ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income (loss) before income taxes (adjusted, as appropriate, for equity in earnings of equity method investees) plus fixed charges less interest capitalized. “Fixed charges” consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense which management believes is representative of the interest component of lease expense. “Preferred stock dividends” consist of income before taxes that was required to pay the dividends on our previously outstanding Series A mandatory convertible preferred stock.  Ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred stock dividends. On September 1, 2006, all outstanding shares of the Series A mandatory convertible preferred stock converted into shares of Class A common stock.

	For the Nine Months Ended November 30,				For the Fiscal Years Ended February 28,					For the Fiscal Year Ended February 29,	For the Fiscal Year Ended February 28,
	2011		2010		2011		2010		2009	2008	2007
Ratio of Earnings to Fixed Charges (1)	4.2	x	3.8	x	3.6	x	1.9	x	–	–	2.8	x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)	4.2	x	3.8	x	3.6	x	1.9	x	–	–	2.8	x

    _____________________

(1)  For the years ended February 28, 2009 and February 29, 2008, earnings were inadequate to cover fixed charges.  We would have needed to generate additional earnings of $110.5 million and $443.2 million for the year ended February 28, 2009 and February 29, 2008, respectively, to achieve a coverage ratio of 1.0 to 1.0 for these periods.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under this prospectus, any of which may be issued as convertible or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement or term sheet may relate. We will set forth the particular terms of the debt securities we offer in a prospectus supplement or term sheet. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement or term sheet. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement or term sheet regarding any particular issuance of debt securities.  If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the prospectus supplement or term sheet will control.

The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement or term sheet. If so provided in a prospectus supplement or term sheet, the debt securities will have the benefit of the guarantees from the guarantors. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.

Our ability to service our indebtedness, including the debt securities, is dependent primarily upon the receipt of funds from our subsidiaries. The payment of dividends or the making of loans and advances to us by our subsidiaries may be subject to contractual, statutory and regulatory restrictions, and are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of our subsidiaries’

creditors. Even in the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to our claim.

The debt securities will be issued under an indenture that will be entered into with the guarantors and the trustee. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

Except to the extent described in a prospectus supplement or term sheet, the indenture will not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

The following is a summary of certain provisions of the debt securities that may be issued under the indenture, and is not complete. A description of such debt securities shall be contained in a prospectus supplement or term sheet. You should carefully read the provisions of particular debt securities we may issue and the indenture under which the debt securities are issued, including the definitions in those documents of certain terms and of those terms made a part of those documents by the Trust Indenture Act.

General

The indenture will not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. The particular terms of the debt securities offered pursuant to any prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

Unless otherwise provided in the prospectus supplement or term sheet, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion or exchange at the office of the trustee.

The applicable prospectus supplement or term sheet will describe the following terms of any debt securities in respect of which this prospectus is being delivered (to the extent applicable to the debt securities):

(1)           the title and designation of the debt securities of the series, and whether the debt securities are senior debt securities, senior subordinated debt securities or subordinated debt securities and, if senior subordinated or subordinated debt securities, the specific subordination provisions applicable thereto;

(2)           the total principal amount of the debt securities of the series and any limit on the total principal amount;

(3)           the price at which we will issue the debt securities of the series;

(4)           the terms, if any, by which holders may convert the debt securities of the series into or for our common stock or other of our securities or property;

(5)           if the debt securities of the series are convertible, any limitations on the ownership or transferability of the securities or property into which holders may convert the debt securities;

(6)           the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

(7)           the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(8)           the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates, if any, for the determination of the persons to whom we will be obligated to pay such interest;

(9)           the place or places where the principal of, and any premium, interest or other amounts payable (if any) on, the debt securities of the series will be payable or where the holders of the debt securities may surrender debt securities for conversion or transfer;

(10)           any provisions relating to the issuance of the debt securities at an original issue discount;

(11)           the period or periods during which, the price or prices (including any premium or other amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

(12)           our obligations (if any) to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the price or prices at which, the period or periods within which and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

(13)           if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities shall be issuable;

(14)           any events of default in lieu of or in addition to those described in this prospectus and remedies relating to such events of default;

(15)           if other than the trustee, the identity of each security registrar, transfer agent, paying agent or other agent for debt securities of the series;

(16)           the currency or currencies in which we will sell the debt securities and in which principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series will be denominated and payable;

(17)           whether the amount of payment of principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

(18)           whether and under what circumstances we will pay any additional amounts on the debt securities to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the additional amounts;

(19)           if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

(20)           any other affirmative or negative covenant included for the benefit of the debt securities of the series;

(21)           whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for debt securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

(22)           whether the debt securities are defeasible;

(23)           whether and the extent that the debt securities shall be guaranteed by the guarantors, the ranking of such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

(24)           if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or provable in bankruptcy, or, if applicable, which is convertible;

(25)           any proposed listing of the debt securities of the series on any securities exchange; and

(26)           any other specific terms of the debt securities.

Unless otherwise indicated in the prospectus supplement or term sheet relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee at its principal office. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement or term sheet relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may be issued under the indenture for federal income tax purposes as Original Issue Discount Securities (as defined below). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. “Original Issue Discount Security” generally means any debt security that (i) is issued at a price lower than its principal amount (subject to a de minimus exception), (ii) does not require the payment of interest in cash or property (other than debt instruments of the issuer) at least annually throughout the term of the debt security or (iii) is issuable in exchange for property (including other debt instruments) and does not provide for adequate stated interest.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement or term sheet relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

No global security may be transferred except as a whole by a nominee of the depositary for such global security to the depositary or a nominee of the depositary and except in the circumstances described in the prospectus supplement or term sheet relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement or term sheet relating to such series.

Guarantees

In order to enable us to obtain more favorable interest rates and terms of payment of principal of, premiums (if any), other amounts (if any) and interest on the debt securities, the debt securities may (if so specified in the prospectus supplement or term sheet) be guaranteed, jointly and severally, by all of the guarantors pursuant to guarantees. Guarantees will not be applicable to or guarantee our obligations with respect to the conversion of the debt securities into shares of our capital stock or other securities. Each guarantee will be an unsecured obligation of each guarantor issuing such guarantee unless otherwise provided in the prospectus supplement or term sheet. The ranking of a guarantee and the terms of the subordination, if any, will be set forth in the prospectus supplement or term sheet.

The indenture provides that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the guarantor under such guarantee will be reduced to the maximum amount (after giving effect to all other contingent and other liabilities of such guarantor) permissible under the applicable fraudulent conveyance or similar law.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, if:

•
either we are the continuing corporation, or the successor corporation expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under the indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by us; and

•
immediately after the merger or consolidation, or the sale, conveyance or lease, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement or term sheet.

Satisfaction and Discharge of Indenture

We may terminate our obligations under the debt securities of any series, except for certain limited surviving obligations, if either all of the debt securities of such series have been delivered to the trustee for cancellation or the debt securities of such series mature within one year or may be called for redemption within one year and, among other things, we deposit with the trustee cash or appropriate government obligations sufficient for the payment of principal and interest on the debt securities of such series to maturity.

Defaults and Notice

The debt securities will contain events of default to be specified in the applicable prospectus supplement or term sheet, including, without limitation:

•
failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due and payable, which failure shall have continued for a period of 30 days;

•
our, or any guarantor’s, failure to perform or observe any other covenants or agreements in the indenture or in the debt securities of such series which failure shall have continued for a period of at least 90 days after written notice to us or the guarantors, as the case may be, by the trustee or to us and the trustee from the holders of not less than 25% of the aggregate principal amount of the then outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us; and

•
any guarantee of a guarantor that is a significant subsidiary in respect of such series of debt securities shall for any reason cease to be, or be asserted in writing by any guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms subject to certain exceptions.

If an event of default with respect to debt securities of any series shall occur and be continuing, but such event or events of default are not applicable to other series of outstanding debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.  If one or more events of default shall occur and be continuing with respect to debt securities then outstanding of more than one series, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of all such series (considered as one class), and not the holders of the debt securities of any one of such series, may declare the principal amount (or, if the debt securities of any such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of any such series) of all debt securities of all such series and/or such other amount or amounts as the debt securities or supplemental indenture with respect to all such series may provide to be immediately due and payable.

The indenture will provide that, at any time after a declaration of acceleration with respect to the debt securities of any series as described in the preceding paragraph, the holders of a majority in principal amount of the then outstanding debt securities of such series may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing events of default with respect to the debt securities of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent default or event of default or impair any right consequent thereto.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture contains a provision entitling the trustee to be offered reasonable indemnity by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that if an event of default shall have occurred and be continuing in respect of a series of debt securities, the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series provided, however, that if an event of default shall have occurred and be continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the then outstanding debt securities of all such series, considered as one class, shall have the right to make such direction, and not the holders of the debt securities of any one of such series.  However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including that the holders of at least 25% in aggregate principal amount of the debt securities of all series then outstanding in respect of which an event of default shall have occurred and be continuing, considered as one class, make a written request upon the trustee to exercise its power under the indenture, offer reasonable indemnity to the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion of debt securities if the indenture provides for convertibility at the option of the holder and to institute suit for the enforcement of such rights.

Concerning the Trustee

The prospectus supplement or term sheet with respect to particular debt securities will describe any relationship that we may have with the trustee for such debt securities.

Reports to Holders of Debt Securities

We intend to furnish to holders of debt securities all quarterly and annual reports that we furnish to holders of our common stock, and file such additional information, documents and reports as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized to issue in one or more series, generally without stockholder approval, up to 1,000,000 shares of preferred stock, par value $.01 per share. Undesignated shares of preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. Thus, unless a specific stockholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our board of directors could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement or term sheet relating to a series of preferred stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of preferred stock.

        The description of certain provisions of the preferred stock set forth in any prospectus supplement or term sheet does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock. The applicable prospectus supplement or term sheet will describe the specific terms of any series of preferred stock being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such series of preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
whether such series of preferred stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

•	the place or places where dividends and other payments on such series of preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.

All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock.  The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.  The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.

General

We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.

Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders.  The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.  If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series preferred stock represented by the depository receipts.

Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF COMMON STOCK

If we offer shares of Class A common stock, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price, information regarding our dividend history and Class A common stock prices as reflected on the New York Stock Exchange or other exchange that the Class A common stock is then listed, including a recent reported last sale price of the Class A common stock.  Our authorized common stock currently consists of 377,000,000 shares, of which 322,000,000 shares are Class A common stock, par value $.01 per share, 30,000,000 shares are Class B common stock, par value $.01 per share and 25,000,000 shares are Class 1 common stock, $.01 par value per share.

    The shares of Class A common stock offered by this prospectus will, when issued, be validly issued and fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

The following descriptions of our common stock and certain provisions of our Restated Certificate of Incorporation, as amended, and By-Laws, as amended and restated, are summaries and are not complete. You should carefully review the provisions of our Restated Certificate of Incorporation, as amended, and By-Laws, as amended and restated, and appropriate provisions of the Delaware General Corporation Law.

General

The rights of holders of Class A common stock and Class B common stock are identical except for voting, dividends and conversion rights. The rights of holders of Class 1 common stock are generally comparable to the rights of holders of Class B common stock except that shares of Class 1 common stock do not generally have voting rights and the circumstances under which shares of Class 1 common stock are convertible into shares of Class A common stock are limited.

Voting

Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock, voting as a class, are entitled to elect at least one fourth of the members of our board of directors to be elected at a meeting of stockholders. The holders of Class A common stock are entitled to elect the remaining directors voting together as a single class with holders of Class B common stock, provided that the holders of Class A common stock have one vote per share and the holders of Class B common stock have 10 votes per share.  If the number of outstanding shares of Class B common stock increases to an amount equal to or more than 12½% of the aggregate number of outstanding shares of Class A common stock and Class B common stock, the holders of Class A common stock, voting as a class, would be entitled to elect at least one fourth of the members of our board of directors to be elected at a meeting of stockholders and the holders of Class B common stock, voting as a class, would be entitled to elect the remaining directors.

Holders of Class 1 common stock are not entitled to vote except that such holders are entitled to vote as a separate class on matters with respect to which a separate class vote of holders of Class 1 common stock is required by law and will be entitled to vote with respect to any increase or decrease in the authorized number of shares of Class 1 common stock as a single class with the holders of Class A common stock and Class B common stock (in which case the holders of Class 1 common stock and Class A common stock will be entitled to one vote per share and the holders of Class B common stock will be entitled to ten votes per share).

On all other matters submitted to a vote of the stockholders, the holders of Class A common stock and Class B common stock vote together as a single class, except where a separate class vote is required under Delaware law.

Dividends

If we declare and pay a cash dividend on Class B common stock, we must declare and pay a cash dividend on Class 1 common stock in the same amount per share, and if we declare and pay a cash dividend on Class 1 common stock, we must declare and pay a cash dividend on Class B common stock in the same amount per share.  In addition, if we pay a cash dividend on Class B common stock and Class 1 common stock, each share of Class A common stock will receive a cash dividend in an amount at least 10% greater than the amount of the cash dividend per share paid on Class B common stock and Class 1 common stock.  Our board of directors may declare and pay a dividend on Class A common stock without paying any dividend on Class B common stock or Class 1 common stock.  Our senior credit facility may restrict the payment of cash dividends on our common stock under certain circumstances. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

Conversion
        Each share of Class B common stock is convertible into one fully paid and non-assessable share of Class A common stock at the option of the holder at any time. The shares of Class A common stock are not convertible into or exchangeable for shares of Class B common stock or any of our other securities. Each holder of a share of Class 1 common stock may convert shares of Class 1 common stock into shares of Class A common stock on a one-for-one basis; provided such conversion is permitted only if the holder immediately sells the Class A common stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. The Company does not intend to list the Class 1 common stock on the New York Stock Exchange or any other exchange. A holder wishing to sell shares of Class 1 common stock may convert such shares of Class 1 common stock into shares of Class A common stock (which are currently listed on the New York Stock Exchange) immediately prior to a qualifying sale of the shares. The terms of the Class 1 common stock do not impose any transfer restrictions on shares of Class 1 common stock; however, shares of Class 1 common stock may be subject to restrictions on transfer imposed by applicable securities laws.

Other Provisions

Holders of Class A common stock, Class B common stock and Class 1 common stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any. Holders of Class A common stock, Class B common stock and Class 1 common stock have no preemptive rights to subscribe for any additional securities of any class which we may issue, and there are no redemption provisions or sinking fund provisions applicable to any such classes, nor is the Class A common stock, Class B common stock and Class 1 common stock subject to calls or assessments.

Certain Statutory Provisions

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that such person became an interested stockholder, unless

•
prior to the time the interested stockholder becomes an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

•
at or subsequent to the time the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS

    The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement or term sheet relating to such warrants.

General

We may issue warrants to purchase our Class A common stock, preferred stock, depositary shares, debt securities or any combination thereof.  Warrants may be issued independently or together with other securities and may be attached to or separate from those securities.  The warrants will be issued under warrant agreements to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement or term sheet. This description will include:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued, if any;

•	the designation and terms of the Class A common stock, preferred stock, depositary shares or debt securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the date on and after which the warrants and the other securities will be separately transferable;

•
the number of shares of Class A common stock, preferred stock, depositary shares or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

•	anti-dilution provisions of the warrants, if any;

•
with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modifications

The warrant agreement may be amended by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment may not adversely affect the interest of the holders of warrant certificates in any material respect.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement or term sheet relating to such stock purchase contracts and/or stock purchase units.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of Class A common stock, preferred stock or depositary shares at a future date or dates. The price per share of Class A common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock purchase contracts may be issued separately or as a part of units (“stock purchase units”) consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase Class A common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement or term sheet will describe the terms of any stock purchase contracts or stock purchase units. Certain material federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement or term sheet relating thereto.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus in any of four ways:

•	directly to purchasers;

•	through agents;

•	through dealers; or

•	through one or more underwriters or a syndicate of underwriters in an underwritten offering.

With respect to each offering of securities pursuant to this prospectus, among other information, the following will be set forth in, or may be calculated from the information set forth in, the related prospectus supplement or term sheet:

•	the terms of any offering, including the name or names of any underwriters, dealers or agents, the purchase price of such series of debt securities and the proceeds to us from such sale;

•	any underwriting discounts, selling commissions and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•	any securities exchanges on which the securities of the series may be listed.

LEGAL OPINIONS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Constellation Brands, Inc. and subsidiaries as of February 28, 2011 and February 28, 2010, and for each of the years in the three-year period ended February 28, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Crown Imports LLC incorporated in this Prospectus by reference to Constellation Brands, Inc.’s Annual Report on Form 10-K, for the year ended February 28, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

SEC registration fee	$	*
Printing expenses		**
Fees and expenses of counsel		**
Fees and expenses of accountants		**
Trustees fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*  The filing fee is to be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

** These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.  Indemnification of Directors and Officers.

The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Restated Certificate of Incorporation, as amended (the "Restated Certificate"), contains a provision which eliminates directors’ personal liability as set forth above.

The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The Restated Certificate provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers, and, if authorized by the Board of Directors, employees and agents of the Company, and also for persons who are serving at the request of the Company as directors, officers, employees or agents of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee (other than a proceeding brought to enforce a right to indemnifiation under the Restated Certificate as provided therein), indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

The Company maintains a directors’ and officers’ liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 16.  Exhibits.

Exhibit Number	Description of Exhibit
1*	Form of Underwriting Agreement
4.1**	Form of Indenture among the Company, as issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee
4.2*	Form of Deposit Agreement, including form of Depositary Receipt
4.3*	Form of Warrant Agreement, including form of Warrant Certificate
4.4*	Form of Stock Purchase Contract, including form of Stock Purchase Unit
5**	Opinion of McDermott Will & Emery LLP
12**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)
23.2**
Consent of KPMG LLP with respect to its reports regarding the consolidated financial statements of Constellation Brands, Inc. and the effectiveness of Constellation Brands, Inc.'s internal control over financial reporting

23.3**	Consent of PricewaterhouseCoopers LLP with respect to its report regarding financial statements of Crown Imports LLC
24.1**	Powers of Attorney (included on signature pages of this registration statement)
25**	Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1 to this registration statement

*To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**Filed herewith.

ITEM 17.  Undertakings.

(a)  The undersigned Registrants hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalfof the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Constellation Brands, Inc.

By:	/s/ Robert Ryder
Name:	Robert Ryder
Title	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Constellation Brands, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Sands	President and Chief Executive Officer	January 31, 2012
Robert Sands	(principal executive officer) and a Director

/s/ Robert Ryder	Executive Vice President and Chief	January 31, 2012
Robert Ryder	Financial Officer (principal financial officer
and principal accounting officer)

/s/ Richard Sands	Chairman of the Board of Directors and a Director	January 31, 2012
Richard Sands

/s/ Jerry Fowden	Director	January 31, 2012
Jerry Fowden

/s/ Barry A. Fromberg	Director	January 31, 2012
Barry A. Fromberg

/s/ Jeananne K. Hauswald	Director	January 31, 2012
Jeananne K. Hauswald

/s/ James A. Locke III	Director	January 31, 2012
James A. Locke III

/s/ Paul L. Smith	Director	January 31, 2012
Paul L. Smith

/s/ Keith E. Wandell	Director	January 31, 2012
Keith E. Wandell

/s/ Mark Zupan	Director	January 31, 2012
Mark Zupan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

ALCOFI INC.

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of ALCOFI INC.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)
and a Director

/s/ F. Paul Hetterich	Director	January 31, 2012
F. Paul Hetterich

/s/ Thomas J. Mullin	Director	January 31, 2012
Thomas J. Mullin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Allberry, Inc.
By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Allberry, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Richard Sands	Director	January 31, 2012
Richard Sands

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Cloud Peak Corporation
By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Cloud Peak Corporation) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Richard Sands	Director	January 31, 2012
Richard Sands

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Constellation Beers Ltd.
By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Beers Ltd.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Sands	Chief Executive Officer	January 31, 2012
Richard Sands	(principal executive officer)
and a Director

/s/ Robert Ryder	Vice President	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

/s/ Thomas J. Mullin	Director	January 31, 2012
Thomas J. Mullin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Constellation Leasing, LLC

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a manager, director and/or officer of Constellation Leasing, LLC) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Ryder	President and Treasurer	January 31, 2012
Robert Ryder	(principal executive officer, principal
financial officer and principal accounting
officer)

/s/ Richard Sands	Manager	January 31, 2012
Richard Sands

/s/ Robert Sands	Manager	January 31, 2012
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Constellation Services LLC

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a manager, director and/or officer of Constellation Services LLC) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Sands	President and Chief Executive Officer	January 31, 2012
Robert Sands	(principal executive officer)
and a Director

/s/ Robert Ryder	Vice President	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Thomas J. Mullin	Director	January 31, 2012
Thomas J. Mullin

/s/ Richard Sands	Director	January 31, 2012
Richard Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Constellation Trading Company, Inc.

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Trading Company, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Perry Humphrey	President	January 31, 2012
Perry Humphrey	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Richard Sands	Director	January 31, 2012
Richard Sands

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Constellation Wines U.S., Inc.
By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Wines U.S., Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Richard Sands	Director	January 31, 2012
Richard Sands

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Franciscan Vineyards, Inc.
By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Franciscan Vineyards, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Richard Sands	Director	January 31, 2012
Richard Sands

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Robert Mondavi Investments

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Robert Mondavi Investments) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	and Chief Executive Officer
(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

/s/ Richard Sands	Director	January 31, 2012
Richard Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Spirits Marque One LLC

By:	ALCOFI INC.
Its Sole Member

	By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a member, director and/or officer of Spirits Marque One LLC or of its member) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	Executive Vice President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)

ALCOFI INC.	Sole Member

By: /s/ David E. Klein		January 31, 2012
Name: David E. Klein
Title: Vice President and Assistant Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

The Hogue Cellars, Ltd.

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of The Hogue Cellars, Ltd.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)
and a Director

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Victor, State of New York on January 31, 2012.

Vincor Finance, LLC

By:	/s/ David E. Klein
	Name:	David E. Klein
	Title:	Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Ryder, Thomas J. Mullin and David E. Klein and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Vincor Finance, LLC) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Wright	President	January 31, 2012
John A. Wright	(principal executive officer)

/s/ Robert Ryder	Vice President and Treasurer	January 31, 2012
Robert Ryder	(principal financial officer and
principal accounting officer)
and a Director

/s/ Robert Sands	Director	January 31, 2012
Robert Sands

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1*	Form of Underwriting Agreement
4.1**	Form of Indenture among the Company, as issuer, certain subsidiaries, as Guarantors, and Manufacturers and Traders Trust Company, as Trustee
4.2*	Form of Deposit Agreement, including form of Depositary Receipt
4.3*	Form of Warrant Agreement, including form of Warrant Certificate
4.4*	Form of Stock Purchase Contract, including form of Stock Purchase Unit
5**	Opinion of McDermott Will & Emery LLP
12**	Statement of Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1**	Consent of McDermott Will & Emery LLP (included as part of Exhibit 5)
23.2**
Consent of KPMG LLP with respect to its reports regarding the consolidated financial statements of Constellation Brands, Inc. and the effectiveness of Constellation Brands, Inc.'s internal control over financial reporting

23.3**	Consent of PricewaterhouseCoopers LLP with respect to its report regarding financial statements of Crown Imports LLC
24.1**	Powers of Attorney (included on signature pages of this registration statement)
25**	Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1 to this registration statement

*To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**Filed herewith.